Exhibit 10.38

CONFIDENTIAL & PROPRIETARY -

DO NOT COPY OR DISTRIBUTE

ACKNOWLEDGMENT OF TERM COMMENCEMENT DATE

This ACKNOWLEDGMENT OF TERM COMMENCEMENT DATE is made this 1st day of November, 2001, between ARE-TECHNOLOGY CENTER SSF, LLC, a Delaware limited liability company (“Landlord”), and VIROLOGIC, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Lease dated November 23, 1999, by and between Landlord’s predecessor-in-interest, Trammell Crow Northern California Development, Inc., and Tenant, as amended by that certain First Amendment to Lease Agreement dated as of February     , 2000, by and between Landlord and Tenant (as amended, the “Lease”). Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree for all purposes of the Lease that the Term Commencement Date of the Lease is June 26, 2001. Tenant further acknowledges that Tenant accepts the Premises.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Acknowledgment of Term Commencement Date to be effective on the date first above written.

TENANT:

VIROLOGIC, INC., a Delaware corporation

By:	Karen Wilson
Its:	CFO

LANDLORD:

ARE-TECHNOLOGY CENTER SSF, LLC, a Delaware limited liability company

By.	Alexandria Real Estate Equities, L.P., a Delaware limited partnership, its managing member

	By:	ARE-QRS CORP., a Maryland corporation, its general partner

		By:	[Illegible]
		Its:	Senior Vice President,
Business Development Legal Affairs